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As filed with the Securities and Exchange Commission on February 6, 2004

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Yahoo! Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0398689 (I.R.S. Employer Identification Number)

701 First Avenue
Sunnyvale, California 94089
(Address, including zip code, of Registrant's Principal Executive Office)

Inter China Network Software Company Limited
2002 Employee Share Option Scheme
(Full title of the plan)

Susan Decker
Executive Vice President, Finance and Administration
Chief Financial Officer
Yahoo! Inc.
701 First Avenue, Sunnyvale, CA 94089
(408) 349-3300
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Callahan, Esq.	Thomas T.H. Chou, Esq.
General Counsel	Preston Gates & Ellis LLP
Yahoo! Inc.	55 Second Street
701 First Avenue	Suite 1700
Sunnyvale, CA 94089	San Francisco, CA 94105
(408) 349-3300	(415) 882-8200

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Inter China Network Software Company Limited 2002 Employee Share Option Scheme Common Stock, $0.001 par value per share(3)	77,782	$45.42	$3,532,858.44	$447.61

(1)
This registration statement shall cover any additional shares of Common Stock which become issuable under the Inter China Network Software Company Limited 2002 Employee Share Option Scheme being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices per share of the Common Stock of the Registrant as reported on the Nasdaq National Market on February 4, 2004.

(3)
Including the associated Preferred Stock Purchase Rights.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this registration statement:

        (a)   The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 21, 2003.

        (b)   The Registrant's quarterly reports on Form 10-Q for the quarter ended March 31, 2003, filed on May 15, 2003, the quarter ended June 30, 2003, filed on August 1, 2003, and the quarter ended September 30, 2003, filed on November 7, 2003.

        (c)   The Registrant's current reports on Form 8-K filed on January 16, 2003, February 13, 2003, April 7, 2003, April 9, 2003, April 10, 2003, April 18, 2003, May 30, 2003, July 9, 2003, July 17, 2003, September 3, 2003, October 8, 2003, November 21, 2003 and January 14, 2004.

        (d)   The Registrant's current reports on Form 8-K, as amended, filed on January 8, 2003, March 24, 2003, May 27, 2003, August 8, 2003, October 10, 2003 and January 6, 2004.

        (e)   The description of the Registrant's common stock set forth in the Registrant's registration statement on Form 8-A, filed on March 12, 1996, as updated by the Registrant's current report on Form 8-K, filed on August 11, 2000.

        (f)    The description of the Registrant's preferred stock purchase rights described in the Registrant's registration statement on Form 8-A, filed on March 19, 2001.

        All other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        For purposes of this registration statement, Preston Gates & Ellis LLP is giving its opinion on the validity of the shares being registered. As of the date of this registration statement, certain attorneys in Preston Gates & Ellis LLP own shares of Yahoo! Inc. common stock.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") allows for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article XII of our amended and restated certificate of incorporation and Article VI of our bylaws authorize indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.

        We have entered into agreements with our directors and certain officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. We maintain liability insurance for the benefit of our officers and directors.

        The above discussion of the DGCL and of our amended and restated certificate of incorporation, bylaws, and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statute, amended and restated certificate of incorporation, bylaws and indemnification agreements.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Document
4.1	Inter China Network Software Company Limited Rules of the 2002 Employee Share Option Scheme (the "Scheme") (including Form of Notice of Option Grant under the Scheme).
4.2*
Amended and Restated Certificate of Incorporation of Yahoo! Inc. Incorporated by reference from Exhibit 3.1 to the quarterly report on Form 10-Q for the period ended June 30, 2000 as filed by the Registrant on July 28, 2000.
4.3*	Amended Bylaws of Yahoo! Inc. Incorporated by reference from Exhibit 4.9 to the Form S-8 filed by the Registrant on March 5, 2002.
4.4*
Rights Agreement, dated as of March 15, 2001, by and among the Registrant and EquiServe Trust Company, N.A., as Rights Agent, including the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred stock as Exhibit C. Incorporated by reference from Exhibit 4.1 to the current report on Form 8-K filed by the Registrant on March 19, 2001.
4.5*
Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant. Incorporated by reference from Exhibit 4.8 to the quarterly report on Form 10-Q for the quarter ended March 31, 2001 filed by the Registrant on May 4, 2001.
5.1	Opinion of Preston Gates & Ellis LLP.
23.1	Consent of Preston Gates & Ellis LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, independent accountants of Yahoo! Inc.
23.3	Consent of PricewaterhouseCoopers LLP, independent accountants of Inktomi Corporation.
23.4	Consent of Ernst & Young LLP, independent accountants of Overture Services, Inc.

23.5	Consent of KPMG LLP, independent accountants of AltaVista Company.
23.6	Consent of Deloitte AS, independent accountants of the Internet Business Unit of Fast Search & Transfer ASA.
24.1	Power of Attorney is set forth on the signature pages.

*
Not filed herewith, previously filed as noted.

Item 9. Undertakings.

        The undersigned Registrant hereby undertakes:

        (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 6th day of February, 2004.

YAHOO! INC.
By:	/s/ SUSAN DECKER Susan Decker Executive Vice President, Finance and Administration and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry Semel and Susan Decker, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ TERRY SEMEL Terry Semel	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 6, 2004
/s/ SUSAN DECKER Susan Decker	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)	February 6, 2004
/s/ PATRICIA CUTHBERT Patricia Cuthbert	Vice President and Corporate Controller (Principal Accounting Officer)	February 6, 2004
Roy Bostock	Director
/s/ RONALD BURKLE Ronald Burkle	Director	February 6, 2004
/s/ ERIC HIPPEAU Eric Hippeau	Director	February 6, 2004
/s/ ARTHUR KERN Arthur Kern	Director	February 6, 2004
/s/ ROBERT KOTICK Robert Kotick	Director	February 6, 2004
Edward Kozel	Director
/s/ GARY WILSON Gary Wilson	Director	February 6, 2004
Jerry Yang	Director

EXHIBIT LIST

Exhibit Number	Description of Document
4.1	Inter China Network Software Company Limited Rules of the 2002 Employee Share Option Scheme (the "Scheme") (including Form of Notice of Option Grant under the Scheme).
4.2*
Amended and Restated Certificate of Incorporation of Yahoo! Inc. Incorporated by reference from Exhibit 3.1 to the quarterly report on Form 10-Q for the period ended June 30, 2000 as filed by the Registrant on July 28, 2000.
4.3*	Amended Bylaws of Yahoo! Inc. Incorporated by reference from Exhibit 4.9 to the Form S-8 filed by the Registrant on March 5, 2002.
4.4*
Rights Agreement, dated as of March 15, 2001, by and among the Registrant and EquiServe Trust Company, N.A., as Rights Agent, including the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred stock as Exhibit C. Incorporated by reference from Exhibit 4.1 to the current report on Form 8-K filed by the Registrant on March 19, 2001.
4.5*
Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant. Incorporated by reference from Exhibit 4.8 to the quarterly report on Form 10-Q for the quarter ended March 31, 2001 filed by the Registrant on May 4, 2001.
5.1	Opinion of Preston Gates & Ellis LLP.
23.1	Consent of Preston Gates & Ellis LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, independent accountants of Yahoo! Inc.
23.3	Consent of PricewaterhouseCoopers LLP, independent accountants of Inktomi Corporation.
23.4	Consent of Ernst & Young LLP, independent accountants of Overture Services, Inc.
23.5	Consent of KPMG LLP, independent accountants of AltaVista Company.
23.6	Consent of Deloitte AS, independent accountants of the Internet Business Unit of Fast Search & Transfer ASA.
24.1	Power of Attorney is set forth on the signature pages.

*
Not filed herewith, previously filed as noted.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.